Exhibit 10-4

BB&T Logo	Branch Banking & Trust Co.
1300 Bacok Street
Melbourne, FL 32901

07/30/2010

Oak Park of Brevard, Inc.

The Goldfield Corporation,

Southeast Power Corporation

and Bayswater Development Corporation

Ladies and Gentlemen:

At your request, Branch Banking and Trust Company (“Bank”) has agreed to release Oak Park of Brevard, Inc. as a guarantor of payment of the loan(s) of Pineapple House of Brevard, Inc. (“Borrower”), under his/her Guaranty Agreement dated 11/18/2005, subject to and with your full agreement that you, as the remaining guarantors of payment of the loan(s) of the Borrower, shall continue to be unconditionally liable for payment of such loans pursuant to the Guaranty Agreements executed by each of you.

Upon your acceptance and execution of this letter agreement, each of you, as guarantors, hereby agrees to the Bank’s release of Oak Park of Brevard, Inc. under his/her Guaranty Agreement, and hereby ratifies and affirms your respective Guaranty Agreements and your liability thereunder. Each of you hereby releases the Bank from any claim, demand, obligation, expense, or liability, whatsoever which may arise as a result of the Bank’s release.

Please indicate your acceptance of the terms of this letter agreement by signing below in the spaces provided and return a signed copy to me at the address above.

Sincerely,

BRANCH BANKING AND TRUST COMPANY

By:	Debra Pavlakos /s/ Debra Pavlakos
Title:	Senior Vice President

Read and Accepted:

/s/ Stephen R. Wherry	Date:	7/30/2010
BY: Oak Park of Brevard, Inc Stephen R Wherry, Treasurer

/s/ Stephen R. Wherry	Date:	7/30/2010
By: The Goldfield Corporation Stephen R Wherry, Senior Vice President

/s/ Stephen R. Wherry	Date:	7/30/2010
By: Southeast Power Corporation Stephen R Wherry, Treasurer

/s/ Stephen R. Wherry	Date:	7/30/2010
By: Bayswater Development Corporation Stephen R Wherry, Treasurer